                                                                      Exhibit 11

                                     [LETTERHEAD]


                          CONSENT OF INDEPENDENT ACCOUNTANTS




To the Directors of Columbia International Stock Fund, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 5 to the Registration Statement of Columbia International Stock Fund, Inc. on Form N-1A (File No. 33-48994) of our report, dated January 31, 1997 on our audit of the financial statements and the financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants."




COOPERS & LYBRAND L.L.P.
Portland, Oregon
February 18, 1997




     Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.